Exhibit 99.1

C O R P O R A T E P A R T I C I P A N T S

William Febbo, Chief Executive Officer & Director

Douglas Baker, Chief Financial Officer

Stephen Silvestro, Chief Commercial Officer

Miriam Paramore, President

C O N F E R E N C E C A L L P A R T I C I P A N T S

Ryan Daniels, William Blair & Company

Andrew D'Silva, B. Riley FBR, Inc.

Richard Baldry, ROTH Capital Partners

Eric Martinuzzi, Lake Street Capital Markets

Harvey Poppel, Poptech, LP

Ronald Chez, Private Investor

P R E S E N T A T I O N

Operator:

Good afternoon and thank you for joining us today to discuss OptimizeRx's second quarter ended June 30, 2019. With us today is the Chief Executive Officer of OptimizeRx William Febbo. He is joined by the Company's Chief Commercial Officer Stephen Silvestro, as well as the Company's President Miriam Paramore and its Chief Financial Officer Doug Baker. Following their remarks, we'll open the call for questions. Then, before we conclude today's call, I'll provide some important cautions regarding the forward-looking statements made by the Management during the call.

I'd like to remind everyone that today's call is being recorded and will be made available for telephone replay via instructions in today's press release in the Investors section of the Company's website.

Now, I'd like to turn the call over to OptimizeRx's CEO William Febbo. Please go ahead, sir.

William Febbo:

Thank you, Nadia and good afternoon everyone. Thanks for joining us on the call today. In Q2, we achieved record top and bottom line results, along with strong gross margin expansion over a year-ago quarter. In fact, it was our ninth straight quarter of revenue growth and we feel like we're just getting started. This performance was driven by several key factors, but mostly by greater client engagement, partner-related revenue and broader provider reach. Couple that with solid technology and a strong operational performance and we continue to build the ship while sailing as a crew together, generating cash and profit while investing in growth.

1

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262 1-604-929-1352 www.viavid.com

As a leading aggregator of the fragmented EHR market, we have achieved unmatched physician reach to over 50% of the ambulatory market and an unbelievably strong pipeline for additional reach. This means we have established the largest point of care network where hundreds of thousands of physicians and patients interact every day.

Through our digital platform, pharma companies can regain that critical access to doctors and their patients they have lost due to the evolution of our healthcare system, regulatory changes and a greatly diminished role of the pharma rep. With OptimizeRx, pharma companies can provide important information and patient savings precisely when it is needed, at the time and at point of care. The OptimizeRx platform and solution suite uniquely delivers value for patients, healthcare providers, and life science manufacturers. Physicians are spending more and more time with their EHR and less time with pharmaceutical representatives. OptimizeRx allows manufacturers to engage physicians at the point of care within their EHR workflow. This is a powerful combination of value and convenience for the patient, physician, and manufacturer. This helps create better health outcomes as well as a tremendous business opportunity.

Since the beginning of the year, we've expanded our total addressable market by at least a factor of two by adding patient adherence and engagement to our solution set, so we're now able to go after a much larger HCP messaging market estimated at more than $2.4 billion. Our addressable market opportunity within our existing network is approximately $700 million if we were to have all our channel partners enabled with all our solutions. So, suffice it to say, we are just getting started grabbing market share. It's hard to even use a baseball reference as we're probably warming up to start the game. We also feel we're in a terrific position to continue to do growth for many, many years.

While we achieved another quarter of record top line growth in Q2, our penetration into pharma is still at an early stage in many respects. We are connected to many manufacturers, the top global manufacturers actually, but we're only just beginning to penetrate the market. In order to seize this huge market opportunity, accelerate growth for the second half and 2020 through increased client penetration, we recently expanded our commercial team. In Q2, we appointed Stephen Silvestro to the new position of Chief Commercial Officer. We also appointed new VP of Sales to focus on the hospital market with three new VPs of sales to call on pharma. This all means we sort of see a lot of room for growth ahead in this year and beyond, and we continue to attract and retain the right team in place to size the opportunity.

Right now, I'd like to turn the call over to our CFO, Doug Baker, who will walk us through the financial details for Q2. Afterwards, Steve Silvestro, our new Chief Commercial Officer, will discuss our growth strategy to expand two enterprise level offerings. Then I'll come back and talk more about our results, the market opportunity, and an outlook for the remainder of the year. Then we'll take your questions. Doug?

Douglas Baker:

Thanks, Will, and good afternoon everyone. Earlier today, we issued a press release with results of our second quarter ended June 30, 2019. A copy is available to view or download in the Investor Relations section of our website. We also filed our 10-Q with the SEC a short time ago.

For the second quarter of 2019, our total revenue increased 37% to $7 million. This was primarily due to increased sales of messaging products. We don't currently break out revenue by service, but as we achieve greater scale, we plan to determine the best way to present our growth broken out by service offering. As a result of our strong revenue growth, gross margin was 61.6% in the second quarter. This was up from 56.1% in the year-ago quarter. The improvement was due to a favorable shift in product mix. We expect to continue to maintain gross margins of at least 60% on a quarterly basis in 2019.

2

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262 1-604-929-1352 www.viavid.com

Our operating expenses totaled $3.8 million, up from $2.6 million in the same year-ago quarter. This increase was due to additional expenses related to our growth initiatives, including our acquisition of CareSpeak Communications in October 2018. For the balance of the year, we expect our overall operating expenses to remain at the second quarter 2019 level or maybe slightly above as we further implement our business plan and expand our operations to grow the business in a very dynamic and active marketplace.

We've established a strong team as a base to support our growth, so we don't expect our human resource cost to increase in step with revenues. As Will mentioned, we made additional growth hires in the second quarter, including a VP of Sales to focus specifically on the hospital market, three additional commercial VPs of sales and a Chief Commercial Officer to focus on enterprise arrangements and product expansion across our customer base. We are investing in growth.

For the second quarter, we also had a record bottom line. On a GAAP basis, net income was $407,000 or $0.03 a share. This compares to net income of $281,000 or $0.02 per share in the second quarter of 2018. Overall, the income resulted from increased revenues and gross margins, which offset the increase in operating expenses. We expect to remain cash flow positive and GAAP profitable on a quarterly basis, although one-time expenses related to investments in growth initiatives or noncash charges could result in a GAAP loss in any given quarter.

Starting in the fourth quarter of 2018, we began reporting two non-GAAP financial measures, non-GAAP net income and a non-GAAP earnings per share or EPS. We believe the use of these measures can be helpful in assessing the Company's financial performance. We define non-GAAP net income or loss as GAAP net income or loss, but with an adjustment to add back depreciation, amortization, and stock-based compensation expense. To arrive at non-GAAP EPS, we take non-GAAP net income and divide by the number of weighted average shares outstanding on both a basic and diluted basis.

In the second quarter of 2019, our non-GAAP net income was up 39% to $1.2 million or $0.09 per diluted share. This compared to $852,000 or $0.07 per share in the same year-ago quarter. For additional information about our use of these non-GAAP measures and their reconciliation to GAAP, please see the related section in today's press release.

Turning to our balance sheet, cash and cash equivalents totaled $30.5 million at June 30, 2019. This compares with $10.1 million at the end of March. The increase was due to cash generated from operations and an underwritten offering that raised net proceeds of $21.3 million. We have continued to operate debt-free and in fact, generated operating cash flow of $808,000 for the six months ended June 30, 2019. We expect to continue to generate positive cash flow from operations on a quarterly basis for the balance of the year. We do not anticipate needing to raise additional capital in the short or long term for operating purposes or to fund our internal growth plans. We are focused on growing our revenue channel and partner network. However, as a company in a market that is active with mergers and acquisition activity, we may have opportunities such as for acquisitions or strategic partner relationships that may require additional capital. We will assess these opportunities as they arise with a view of maximizing shareholder value.

This wraps up our financial results, so now I'd like to turn the call over to Steve. Steve?

Stephen Silvestror:

Thanks, Doug. I'm delighted to join the team on this call today and add my efforts to accelerate our growth. The addition of the three senior sales executives to our already strong commercial team during the quarter demonstrates our focus on driving growth and expanding our enterprise level offerings. The recent team members are each proven commercial sales leaders with strong records of delivering enterprise level solutions and addressing unmet needs across the care continuum. Given how well Terry and the existing team have done to get us into most of the top 50 manufacturers, we are very enthusiastic going into budget season for 2020 knowing we have a great deal of white space to address in our existing customer base.

3

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262 1-604-929-1352 www.viavid.com

By strengthening our commercial organization, we're able to address the increasing demand of our core customers within the pharma industry. This focus also aligns with our passion for improving adherence and ultimately better outcomes for patients. According to a recent PwC study, 52% of consumers with a high-deductible health plan say it would be hard to meet their minimum deductible. This cost burden works against better outcomes, increases re-hospitalizations and highlights the critical need for both greater adherence and financial solutions.

We are also witnessing the continuing migration of pharma as an industry to digital solutions with an increasing focus on patient experience. Manufacturers are anxious to link key puzzle pieces of the care continuum together to provide added clarity and empower physicians with the tools needed to help their patients. This movement aligns with our unique ability to reach and educate physicians at the point of care, so they can have more informed conversations with their patients about treatment options. Every patient presents a unique challenge and OptimizeRx has the tools and solutions to help our pharmaceutical customers navigate these complexities.

To more effectively and efficiently support greater adherence and deliver financial solutions, we are in the process of integrating our core set of digital solutions into a single platform and adding additional capabilities. This new integrated platform will enable unprecedented transparency into patient medication and will provide access to patient provider pharma communication across the care continuum. It will enable pharmaceutical and healthcare providers to address medication affordability and adherence faster and more efficiently. It will give pharma manufacturers an enterprise level solution that reduces both cost and the burden on the patient, while improving patient retention and overall care outcomes, all in a harmonious way.

According to a recent TransUnion Healthcare analysis, last year about 59% of patients had an average out-of-pocket expense between $501 and $1,000 during a healthcare visit, a dramatic increase from 39% in the year prior. These statistics reveal the critical need for providers, payers and the pharma industry to offer patients more cost effective healthcare options that will ultimately reduce the costs for all parties.

Our new platform will integrate seamlessly into the workflows of some of the world's largest electronic health record vendors. This will enable the prescriber network real time access to critical information from key pharma manufacturers. Direct EHR integration also means providers can, at the point of care, deliver patient support and brand enrollment beyond e-coupons and now support adherence and outcomes. By linking data with communications, pharma companies will be able to simplify messaging, provide greater transparency and more effectively reach patients at the point of care.

Price transparency has become a major discussion point across the industry in our country. It all ties together with adherence, communication and patient buy-in. Integrating our solutions puts 100% focus on solving these problems and removing the barriers between clinical, financial and brand messaging for pharmaceutical companies, barriers that prevent patients from achieving the best care outcomes possible. We're passionate about helping to solve these complex problems as a team. We anticipate this new platform will be launched within the next couple of weeks and it will set the stage for continued growth into 2020 and beyond.

I'd now like to turn the call back over to Will.

4

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262 1-604-929-1352 www.viavid.com

William Febbo:

Thanks Steve. Nice work, and thanks, Doug. As I mentioned earlier, we're addressing a large market with significant penetration opportunity. As you heard from Steve, our digital health platform addresses many pain points for all involved. In order to grow our market share, we are focused intently on expanding revenue by client as well as expanding our solution set, EHR network and strategic partnerships.

Aside from one other player in the market, our EHR and ePrescribe platform currently reaches most of the EHRs that enable messaging within point of care. Our success acquiring, integrating and expanding in to new EHR platforms continues to grow. We view them as our partners. We deliver needed content to their members and ultimately revenue to their businesses. We are proud of our channel network and the team focused on it.

In the remainder of 2019, we plan to expand our reach to physicians, pharmacies and patients, while increasing the utilization of our existing partners as they improve their workflow and reach. This, by the way, is a continual process as technology improves and we are keeping our hand on the pulse of new entrants and disruptive technologies to understand how they can be part of our platform.

Given the growth of both our client acquisition and our channel network, we expect our messaging solutions to continue to grow and show strong results throughout the year. Last quarter, we announced our technical connectivity to Epic and Cerner. Building on that capability, we further invested in the hospitals and health system landscape by adding our new Vice President. By linking our platform to hospitals and health systems across the country, we will have access to critical information from patient savings opportunities to medication adherence information. This empowers patients with more affordable options and high-touch support programs after discharge.

Hospitals and health systems will also benefit from reduced readmissions, increased patient satisfaction and improved quality of care. We expect these advancements to support our stated goal of an additional 20% reach to physicians entering into 2020.

Subsequent to Q2, we announced a new partnership and integration with NextGen Healthcare. Healthcare providers using NextGen Enterprise will have immediate access to our real time cloud-based platform. Given the financial landscape in today's healthcare environment, it's more critical than ever that we work together to bridge the communication gap between key stakeholders in the care journey, that is between providers, patients and the pharma industry. Our partnership with NextGen, the leading provider of ambulatory-focused technology solutions, allows us to empower providers with critical patient savings opportunities from the pharma industry. This, in turn, empowers patients with more affordable medications and improved adherence. This marks a significant step towards improving quality care.

Driven by these trends in digital health around improving patient adherence and outcomes, there is clearly something much larger going on in our industry. There is an unprecedented amount of capital being invested in digital health and health tech, with multiple acquisitions happening at the service level, health IT level along with a fair amount of successful health tech IPOs. This all means that OptimizeRx is absolutely in the right place at the right time, both operationally and strategically, to benefit from this investment activity and the opportunities they represent.

5

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262 1-604-929-1352 www.viavid.com

In June, Change Healthcare made their trading debut. They are provider of revenue and payment cycle management and clinical information exchange solutions, connecting payers, providers and patients in the U.S. healthcare system. In July, two other digital health companies, Livongo and Phreesia, both rallied upon their IPOs. Then just last week, we saw Health Catalyst IPO on the NASDAQ. Every one of these health technology IPOs all soared in their debuts. In fact, based on company filings, these recent IPOs are trading at anywhere from 8 times to 26 times sales. These IPOs are attracting a lot of attention to the healthcare technology industry and we certainly welcome it.

Affordability and disease management. Given our unique access to the point of care, we believe strongly in our opportunity to scale both on acquisitions, which is a critical piece of our growth story, as well as organic growth.

In summary, we continue to enjoy tremendous market opportunity with a lot of room to grow. Being perfectly positioned between all key stakeholders, pharma, physicians and patients, our platform enables multiple revenue streams and helps us on affordability and adherence.

For the remainder of the year, we'll remain focused on generating revenue growth from our core solutions, expanding our network and hospital market, and seeking solid M&A and partnership opportunities to drive revenue for the future. All together, we can expect continued adoption of our health platform across our entire client base. As we drive the growth of our pharmaceutical products and distribution network, we can expect that our financial brand clinical messaging will also continue to grow along with our patient engagement activities. All this will drive another year of terrific growth with strong margins and profitability.

I must say, seeing what is happening with the new expanded commercial team in terms of building pipeline for the second half and 2020, the new solutions we will announce in the coming weeks and some potential M&A opportunities, I am more enthusiastic than I have ever been for our prospects as a company. While we expect all this to drive continued growth in shareholder value, we know we need to keep getting the word out about our success, so we plan to present at a number of investor conferences over the next several months. This includes the Lake Street Best Ideas Conference, the Ross Technology Conference, the Stifel 2019 Healthcare Conference, all happening in the Big Apple, so I hope to see you there. I will also be working to meet on various wealth management groups with the larger banks to increase our reach to the retail investor.

Now with that, we'd like to open up to your questions. Thanks.

Operator:

Thank you very much. If you would like to ask a question, please signal by pressing star, one on your telephone keypad. If you are using a speakerphone please make sure your mute function is turned off to allow your signal to reach our equipment. Again press star, one to ask a question. We will pause for just a moment to allow everyone an opportunity to signal for a question.

We'll go first with Mr. Ryan Daniels from William Blair. Please go ahead.

Ryan Daniels:

Hey, guys, congrats on the strong quarter and thanks for taking the questions. Will, maybe one for you. You talked a little bit about your process of integrating your core set of solutions in your single operating platform. Can you provide a little bit more background on that? What was the impetus to drive that integration, number one? Then number two, how will that expand the value proposition for your client base going forward?

6

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262 1-604-929-1352 www.viavid.com

William Febbo:

Hey, Ryan. Good question. As you know, over the last few years, we've been very tactical with selling, going after brand level selling tactics. We've a lot of proof points and we've been very successful measuring that and showing our value to the client base.

Now that we have an expanded team and new leadership, what we're looking to do is go up a few levels to the groups within pharma that really allocate the total spend around a franchise, a therapeutic area or a disease state, and by doing that, you don't tactically sell to them, you bring a platform, which basically brings all these services together, which can be seen, measured and be very transparent. We have that with one client already and we talked about it a little bit that last year and earlier this year, but we feel like that's going to make it easier for our clients to understand the true impact of the total service suite and it's also how they make bigger decisions.

You raise about the tactical. You still have to sell tactically. You need to be connected tactically, but when you put these into one platform, it's actually easier for more senior people in our client base to get their head around the true value.

Ryan Daniels:

Okay, and so we should think of this as something that could potentially expand the sales per client or brand versus something that's going to be a pure price increase given the integration. Is that fair?

William Febbo:

Absolutely fair.

Ryan Daniels:

Okay, great, and then I know you had talked about expanding the provider base roughly 20%. NextGen obviously is a very strategic partner to accomplish that goal. So just an update on where you sit in regards to reach of the ambulatory physician market at this point, kind of how penetrated are you in that space?

William Febbo:

Look, we're very penetrated and there's only a few big ones left, which we've talked to. eClinicalWorks and Athena are out there and then there's a handful of smaller firms, but we feel like we've got critical mass, and as we scale, as we've talked about, as you scale, you have more opportunity to go to some of the bigger ones remaining. So feel very confident that we can probably keep that percentage moving forward through 2021 because there are some available and we have a whole team working on it.

Ryan Daniels:

Okay, perfect, and then final question. I know at the start of the year, one of the bigger pharma companies pulled back a little bit on all their digital spend, given some of the issues at Comtel (phon). I'm curious if you've seen them come back in the market either with purchases or back into the RFP pipeline yet? Thank you.

William Febbo:

Thanks, Ryan. Yes, absolutely. The one in particular is completely back and in the market and we're working hard with them. The others didn't pull back. They just started little later in the year relative to our service, but yes, we feel we've got the tools in place. The relevance of affordability adherence has never been higher, access to doctors has never been harder and we're sitting in a good place to really help them get to their clients.

7

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262 1-604-929-1352 www.viavid.com

Ryan Daniels:

Okay, perfect. Congrats again on your success. Thank you.

William Febbo:

Thanks, Ryan.

Operator:

Thank you. We'll next take Mr. Andrew D'Silva's question from B. Riley FBR. Please go ahead.

Andrew D'Silva:

Hey, good afternoon. Thanks for taking my questions and really congrats on the progress. Just a couple of really quick questions for me. As it's related to hospital penetration, now that you're a partner with Medicom and technically integrated at Cerner and Epic, how are you seeing that track perhaps relative to the ambulatory market? Is it starting to pick up in a way that you would expect?

Miriam Paramore:

Hi. Yes, this is Miriam. We have one health system live, seven facilities, maybe eight facilities in that health system live and we have two more big health systems going online within the next 60 days. So we're beginning to get some traction there and start to get some experience.

Andrew D'Silva:

That's really good to hear. Awesome, and then as it relates to integrating into that single platform, I know you gave a little color in the last couple of questions about that, but reading your Q and you had $1.5 million perpetual software license that was noted in there. Is that tied to the integration to a single platform? Then if not, maybe a little bit of color on what it's going to be used for?

William Febbo:

No, that's related to other channel integration, not hospital system related.

Andrew D'Silva:

Okay, okay, perfect. Then just last question for me, just as it relates to CareSpeak, I know you don't separate by segment, but can you give maybe a little bit of anecdotal discussion about how that's progressing and how cross-selling has gone?

William Febbo:

Yes, we almost don't even think about it as cross-selling anymore. It's really the team addressing it. I can have Steve talk to that a little bit, but I've been very encouraged by the collaboration. Keep in mind, when we bought CareSpeak, they really didn't have a sales team, the founder was selling. We now have a fully trained commercial team working seamlessly with Serge, who founded the business. We're seeing access to more and more clients that were purchasing our other solutions. Steve, I don't know if you want to add to that.

8

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262 1-604-929-1352 www.viavid.com

Stephen Silvestror:

Yes, I think that's a good articulation Will, of exactly what we've got going on. I mean, when you think about the buyers and who are primary consumers and buyers of our solutions, there's a high degree of overlap. Pharma is very much focused on the patient journey. CareSpeak obviously has several solutions, which we are integrating real time into our platform and have integrated in some instances. All of those fill different pieces along that patient journey. I think as we continue to commercialize new solutions or look at different acquisitions, we'll also focus on the patient journey to check some of those boxes.

The long and the short of it is the cross-sell is going extremely well. It's more organic than forced cross-sell, which is nice from a commercial perspective, but the synergy is really good.

Andrew D'Silva:

All right, great. Hey, thank you very much for taking the questions and best of luck going forward this year.

Stephen Silvestror:

Thank you, Andy.

Operator:

Thank you. We'll next go to Mr. Richard Baldry from ROTH Capital. Please go ahead. Mr. Richard Baldry?

Richard Baldry:

Thanks. I'm sort of curious, in terms of seasonality, with the slower start for customer spend in the year, do you feel like the seasonality will change at all? Particularly, I think about the third quarter, also there are more budget dollars to go into that quarter than maybe you've typically seen? Or it's been more sort of sideways versus Q2? Or you feel like they would be more pent up for a year-end budget flush if anything?

William Febbo:

Hey, Rich. Yes, absolutely. I think there was a little bit of a shift and we will see Q4 be bigger than we would expect and Q3 to be similar in nature, maybe down a little bit compared to what is out there. But yes, we feel very strongly that we'll see a bigger pop in Q4 than in Q3.

Richard Baldry:

Then, a lot of companies in this kind of fast growth mode tend to do a lot of their sales hiring early in the year or late in the year, getting ready for the next year. You started mid-year. How do you feel about sort of the team for looking out more to 2020 than the second half of this year? Do you think there'll be more hiring to be done earlier in Fiscal '20 or at the end of '19 getting ready for '20?

9

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262 1-604-929-1352 www.viavid.com

Stephen Silvestror:

We're always looking for good talent. I think we got a nice injection of energy, talent and reach with perfect timing because they're all now fully up to speed and hammering on the market, which is good timing around our cycle, which is really September to November-December, in terms of RFPs for the following year. We'll keep looking, Rich, through all of next year. You know what, as I've said before, we're going to be selective. We're not just going to go grab whoever wants—so whoever wants to be on the team. We're in a good position to be selective. Given Steve's network and background, we felt that bringing on the three new VPs was good idea and it’s proven to be a great idea.

Richard Baldry:

Maybe the last one be, you've got a lot of growth levers, adding brands, adding reach, increasing adoption, broadening your offerings. When you think about maybe intermediate term, are any of those more important than each other? Are there ones that because you directly control them, you feel better about them maybe than ones that are less under your control? How do you really think about how you keep up this accelerated growth rate across all those different levers? Thanks.

Stephen Silvestror:

Sure, Rich. So yes, I think we're in that position where we really have to use all three. You never get everything you want, so I think focusing on all three allows us to get two, sometimes all three, sometimes one, but it just gives us growth, which is what we all want. We are focused on all three. I think we've set up organizationally really well to make those work. We've got the incentives in place to get people focused on the right things. But yes, we focus on all three every day. That's why I always say I feel like we're just getting started. I mean, we really have a startup feel. We just happen to be public and growing like crazy and profitable. The team is highly energized and we talk about all three of those everyday.

Richard Baldry:

Great. Thanks.

Operator:

We'll take our next question from Mr. Eric Martinuzzi from Lake Street. Please go ahead.

Eric Martinuzzi:

Thanks. I wanted to talk specifically about the Q3 outlook. I know you just posted the quarter here where you had growth of 37%. That's obviously very impressive. As far as where things go in Q3 and Q4, last year, if I look at the seasonality of the business, there was a sequential step up, both in the revenue and the profits of the company. I'm just curious to know if you expect that same seasonality this year specifically, we're at $7.4 million for Q3, which implies about a $400,000 step up. Do you see that in the pipeline? Then I have a follow-up.

Douglas Baker:

Hey, Eric. We don't—obviously we don't give guidance and but we feel like there is plenty of revenue in the market to have continued growth. If anything, the thing we would compromise is bottom line for growth, right, if we see an opportunity. So still feel very good about the second half of the year.

10

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262 1-604-929-1352 www.viavid.com

Eric Martinuzzi:

Okay, and then you spoke about NextGen in your remarks. When I think about OPRX and where you sit in the ecosystem, there's two numbers that come to mind. One is the 370 plus EHR partners and the other is the 500,000 plus healthcare professionals. NextGen in their PR specifically called out access to 55,000 healthcare practitioners and I'm just wondering—I assume it’s probably wrong to go at it with a blunt instrument and say, 500,000 plus 55,000 equals a nice 10% step up in your reach, but help walk me through what exactly that NextGen relationship means as far as distribution for your clients?

William Febbo:

Sure, what's exciting about that one is a good portion of those are cloud-based, which we've talked about as just a faster integration and access of information. Getting into hard percentages I think is dangerous, getting into numbers of EHRs is dangerous because we could argue we're in all of them in one way or another and it's a little misleading to an investor.

I think a couple things are important. One, eprescribing is almost fully adopted and highly likely to become law federally, mainly as we talked about because of the opioid compound issues and we are integrated at the point of prescribe. The entire world is talking about pricing and price transparency and benefits and deductibles. It's a big problem, as Steve mentioned, as Miriam's talked about in the past and we are right square in the middle.

I think that going back to what I said in terms of our current network addressable market, the more important number is there's a lot of real estate that we have access to that we can still sell solutions within the workflow. I would probably discourage you from focusing on a number of EHRs and number of HCPs, because I think those numbers can be misleading, but I think the tailwinds are really eRx adoption, the amount of growth opportunity we have and the team we have, frankly, as a tech team. A tech team selling into pharma is really, really powerful right now.

Eric Martinuzzi:

Okay, and then one more, if I could, on the market. You gave two numbers in the prepared remarks regarding, I think it was a $700 million kind of traditional and then a $2.4 billion TAM. The $2.4 billion TAM, does that include the traditional business of the financial messaging?

William Febbo:

Absolutely. Yes, yes.

Eric Martinuzzi:

Okay. Thanks for taking my questions and congrats on the quarter.

William Febbo:

Thanks, Eric. See you in September.

Operator:

Thank you. Once again if you would like to ask a question, please signal by pressing star, one on your telephone keypad. If you are using a speakerphone please make sure your mute function is turned off to allow your signal to reach our equipment. Again press star, one to ask a question.

We'll go next to Mr. Harvey Poppel from Poptech. Please go ahead, sir.

Harvey Poppel:

Thank you. Will, sensational quarter. Couple of things I'll toot your horn on that you didn't toot your own horn on is you exceeded all the analyst forecasts. They're probably not going to say that but you blew away the revenue forecasts that they had. Also you achieved, the company achieved membership in the Select Russell 2000, which I thought was a major accomplishment. It puts you on the board for a more Investor, large Investor interest.

11

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262 1-604-929-1352 www.viavid.com

William Febbo:

Thanks. Thanks, Harvey. I appreciate that.

Douglas Baker:

Thank you.

Harvey Poppel:

Yes. Specifically on the growth, you stepped up from I think was 27% in the first quarter to 37%. I think at the time you had your first quarter earnings, I recall your saying that growth was going to accelerate during the balance of the year. But a few minutes ago, you said something like the third quarter maybe down, though you have a big pop in Q4. Can you clarify the comment about Q3 may be down?

William Febbo:

Yes. No. Sorry about that. So I think the second half is going to be very strong. Q3 looks good. I don't think we'll see as big a sequential jump, mainly because there's that that sort of this delayed push from the Q1. But I do think we're going to recoup all that that we didn't have in Q1. The clients are probably going to go heavier in Q4.

Harvey Poppel:

Okay. Good. On the raise that you did during the quarter, you now have about $2.50 a share in cash, which is a pretty large sum for a company of your size. What can we expect in terms of the next six months in seeing that deployed for the benefit of the shareholders?

William Febbo:

Yes. So we're clearly focused on some M&A activity to expand the solution set or reach to patients or doctors and our investors can expect to see some activity there.

Harvey Poppel:

Okay, and do you think it's more likely to be in the area of large—a single large acquisition or a series of smaller acquisitions?

William Febbo:

Yes, transformative acquisition, I think is risky for a company our size, so we're not focused on that. We're really looking for businesses that have proven what they do in either the affordability or adherence space, but maybe lack the commercial team, which we now have and the commercial traction, also a way to leverage our existing network in the EHR which no one else has except one other company in the market. So that is our screen. That's our focus. It's more likely to be one or two smaller companies, which we can leverage through our commercial team and network.

Harvey Poppel:

Is the—one of the criteria that each acquisition has to stand alone and is being accretive to earnings?

William Febbo:

Yes, we've talked about that. We believe within the first 12 months that should be accretive. Yes.

12

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262 1-604-929-1352 www.viavid.com

Harvey Poppel:

Okay, final question. In your opening remarks, you used the term that you have an unbelievably strong pipeline for even greater reach and so forth. How do you measure pipeline in that context? When you say pipeline, is it pharmas? Is it EHRs? Is it different products? What does that word mean in that context?

William Febbo:

Yes good question. As you know, I'm fairly conservative on calls and even in meetings, I don't like to hype, so I did use a strong word for me and I believe it. That pipeline for us is our CRM, so those are real numbers that we're seeing that our team is generating with clients that we know we have a high likelihood of closing. I've seen increases in the last 30 days that I've never seen. I think Steve and his team are doing a tremendous job. They’re really leveraging the solution set and the access we have. I think this new positioning of platform is going to go a long way with the clients because it really addresses some of the issues that they're focused on, which is reaching their clients, being efficient, doing so and being able to measure it, so they know it's effective.

Harvey Poppel:

Thank you. I'll step aside. Thanks very much.

Douglas Baker:

Thanks for the support, Harvey. Appreciate it.

Operator:

Thank you. We'll take our next question from Ron Chez, who's a Private Investor. Please go ahead, sir.

Ronald Chez:

Good afternoon.

William Febbo:

Hey Ron.

Ronald Chez:

Doug, what did you say—I'm sorry. I missed it about platform pricing. Somebody asked about pricing connected platform integration or platform availability.

Douglas Baker:

One of the analysts asked what that means. Is it basically a focus of more revenue by manufacturer or just different pricing? The reality is it's a different pricing model and it is more revenue by manufacturer. What we're doing is bundling our solution set to make it more efficient for more executive people in the client base to make those decisions. To do that, you need multiple solutions, you need a platform, you need to be able to measure it, all of which we can do.

As you remember, Ron, a couple of years ago, we had one solution. Last year, we had two, now we have four. They all interconnect and support each other within the spend. It's all around affordability and adherence and patient engagement. It's a little bit of a positioning, but it's actually material because we can go for larger revenue by manufacturer, which encompasses more brands and more disease areas.

13

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262 1-604-929-1352 www.viavid.com

Ronald Chez:

Does that mean you'll—I'm sorry, does that mean you'll charge more for a coupon or that's going to stay steady?

Douglas Baker:

It does not mean that. It means we're going to have a macro price for the client and we will not get down to these sort of tactical commodity price negotiations. We're going to move away from that over time.

Ronald Chez:

You answered several questions that I had thought about and you answered the question about expense increases versus growth opportunities. I wholeheartedly agree with that. But you're going to pay, Doug's going to pay attention, you're going to pay attention to leveraging the expenses?

Douglas Baker:

Absolutely, Ron. We pay attention to that.

Ronald Chez:

My last question is you cited several of the recent IPOs and valuations of story stocks, and of course, I'm biased in this area, but what are you doing wrong—that’s you, Will, and I'm kidding a bit. What are you doing wrong about our valuation?

William Febbo:

Again, I think these companies that are valued under $1 billion are not supported by multiple large bank platforms and retail wealth. It’s just not enough people know the story. So I'm going to work really hard at that with our current banks. We have several other banks talking to us about all sorts of reach into their networks. We just have to keep telling the story, working the conferences and delivering. I still believe within the day if you deliver, people learn about it. It's just never as fast as you want. That's on me and the team to just get the story out there better. Obviously everyone on this call can tell the story because you all care about what we're doing, enough to call in, so tell the story, introduce me to anyone you want. So that is on us. I think we'll do a good job in the second half of that coming off such great results for Q2.

Ronald Chez:

You'll do better.

William Febbo:

Every day.

Ronald Chez:

One more question, and that is institutional support. Would you kindly make an effort to reach retail investors as well? It's a good story for retail Investors.

William Febbo:

Absolutely, that's on our priority list as well.

Ronald Chez:

Good job. Congratulations.

14

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262 1-604-929-1352 www.viavid.com

William Febbo:

Thanks, Ron. Appreciate that.

Operator:

At this time, this concludes our question-and-answer session. I'd now like to turn the call back over to Mr. Febbo. Please go ahead, sir.

William Febbo:

Thanks, Nadia, and thanks everyone for joining us on the call. If you can take just one thing away from this discussion, I hope it's the understanding of our potential for continued strong growth and profitability, while generating tremendous value for all shareholders. Beyond all the financials, I hope you can see that we've developed a unique corporate culture dedicated to do something truly valuable that really makes a difference in people's lives, from patients to physicians and beyond.

When you can do this and grow and be profitable and still be very early in this process, I believe this translates into an excellent opportunity for our stakeholders and I hope you all agree.

Have a great afternoon and I look forward to talking to you in the coming weeks. Thanks, Nadia. Wrap up. Thank you.

Operator:

Ladies and gentlemen, now, before we conclude today's call, I would like to provide the Company's Safe Harbor statement that includes important cautions regarding forward-looking statements made during today's call. Statements made by Management during today's call may contain forward-looking statements within the definition of Section 27A in the Securities Act of 1933 as amended and Section 21E of the Securities Act of 1934 as amended. These forward-looking statements should not be used to make an investment decision.

The words anticipate, estimate, expect, possible and seeking and similar expressions identify forward-looking statements, and they speak only to the date that statements was made. Such forward-looking statements in this presentation include statements regarding estimation of total addressable market size, market penetration, revenue growth, gross margin, operating expenses, profitability, cash flow, technology, investments, growth opportunities, acquisitions, upcoming announcements and the need for raising additional capital. They also include the Management's expectations for the rest of the year and adoption of the Company's digital health platform.

The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise. Forward-looking statements are inherently subject to risk and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from these set forth in or contemplated by underlying forward-looking statements. Risk and uncertainties to which forward-looking statements are subject to could affect business and financial results are included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018. This form is available on the Company's website and on the SEC website at sec.gov.

Before we end today's conference, I would like to remind everyone that this call will be available for replay starting later this evening and running through August 28. Please refer to today's press release for dial-in replay instructions available via the Company's website at www.optimizerx.com.

Thank you for joining us today. This concludes today's conference call. You may now disconnect.

15

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

1-888-562-0262 1-604-929-1352 www.viavid.com